                                                                   EXHIBIT 10.17

                               AMENDMENT No. 1 TO
                              EMPLOYMENT AGREEMENT
                              --------------------

     This is an Amendment, dated August 8, 2000 (the "Amendment") to the Employment Agreement made as of the 1st day of March, 2000 (the "Employment Agreement") by and between SELECT MEDICAL CORPORATION, a Delaware corporation (the "Company"), and ROCCO A. ORTENZIO, an individual (the "Employee").

                                   Background
                                   ----------

     The Company and the Employee executed and delivered the Employment Agreement. The Company and the Employee now desire to amend the Employment Agreement as hereinafter provided.

     Accordingly, and intended to be legally bound hereby, the Company and the Employee agree as follows:

                                   Agreement
                                   ---------

     1. Effective as of the first of the Company's payroll periods beginning after the Refinancing Date (as defined in paragraph 3 of this Amendment), the Employee's base salary under Section 3.01 of the Employment Agreement shall be increased to $800,000.

     2. Effective upon the Refinancing Date, the Employment Agreement is hereby amended by addition of the following new Section 3.07:

        "3.07 Split Dollar Life Insurance. Provided that the Employee is then
              ---------------------------
employed by the Company, and that the conditions of subsections a. through d. below are satisfied, the Company will pay premiums on the life insurance policies held in the Rocco A. Ortenzio Irrevocable Trust under deed of trust dated October 10, 1987, of which Michael E. Salerno ("Trustee") is trustee ("Employee's Insurance Trust"), as follows:

              (1) during the year 2000, the Company will pay a total of $750,000, plus;

              (2) during each of the nine calendar years beginning with the year 2001, the amount of $1,250,000; provided that:

              a.  Split Dollar Agreement. The Trustee of Employee's Life
                  ----------------------
Insurance Trust shall have entered into a split dollar agreement with Company, substantially in the form attached as Exhibit 1 to this Amendment pursuant to which the Company is entitled to be repaid the aggregate amount of the premiums paid under this Section 3.07 within 60 days following the earlier of the surrender of the life insurance policies with respect to which the Company has paid premiums, or the death of the Employee. If some, but fewer than all of such policies are surrendered, the Company will be entitled to be repaid that percentage of the aggregate premiums paid hereunder that the cash value received upon such surrender is of the total cash value of the policies upon with the Company has paid premiums hereunder.

          b. Collateral Assignment. The Trustee of Employee's Life Insurance
             ---------------------
Trust shall have entered into a collateral assignment with respect to each policy upon which the Company is to pay premiums, substantially in the form attached as Exhibit 2 to this Amendment, pursuant to which the obligation to repay the Company the premiums paid by it, as described in paragraph a. above, will be secured.

          c. Delivery to Insurance Company. The Trustee of Employee's Life
             -----------------------------
Insurance Trust shall provide the Company with evidence, reasonably satisfactory to the Company, that the collateral assignments described in paragraph b above have been delivered to and received by each insurance company issuing any policy which is the subject of such a collateral assignment.

          d. Assurances to Company. The Employee and the Trustee of Employee's
             ---------------------
Life Insurance Trust shall have delivered to the Company assurances, reasonably satisfactory to the Company, that the cash values of the insurance policies on which the Company is to pay premiums hereunder, net of any policy loans or other encumbrances that exist with respect to such policies, are sufficient, or will be immediately following the payment of such premiums, to discharge the obligation to repay the Company the aggregate amount of premiums paid by it in the event of the surrender of those policies by the Employee or the Trustee of Employee's Life Insurance Trust."

     3. For purposes of the Employment Agreement, as amended by Amendment No. 1, the term "Refinancing Date" shall mean the first date upon which:

        a. the Company has closed the refinancing of its Second Amended and Restated Credit Agreement dated as of November 19, 1999, to the reasonable satisfaction of the Company; and

        b. after that refinancing has been accomplished, the debt created thereby is solely that of the Company (and its subsidiaries) and no shareholder or other investor in the Company guarantees or is otherwise directly obligated to repay that debt.

     4. Survival. The obligation to repay the Company the aggregate amount of
        --------
premiums paid by under Section 3.07 of the Employment Agreement as amended by this Amendment No. 1, shall survive the termination of the Employment Agreement until the Company has fully recovered the aggregate amount of the premiums paid by it as described in this Section 3.07.

     5. Except as amended hereby, the Employment Agreement shall continue in effect in accordance with its terms.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                            SELECT MEDICAL CORPORATION



Attest: /s/ Michael E. Tarvin               By: /s/ Scott A. Romberger
       ---------------------------             ---------------------------
         Michael E. Tarvin,                       Scott A. Romberger,
         Secretary                                Vice President and Controller





Witness: [ILLEGIBLE]                            /S/ Rocco A. Ortenzio     (SEAL)
       ---------------------------             ---------------------------
                                                    Rocco A. Ortenzio

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